Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 28, 2014 relating to the consolidated financial statements of LightInTheBox Holding Co., Ltd., its subsidiaries, its variable interest entities (the "VIEs") and its VIEs' subsidiary (collectively the "Group") appearing in the Annual Report on Form 20-F of LightInTheBox Holding Co., Ltd. for the year ended December 31, 2013.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People’s Republic of China

December 19, 2014